Exhibit 21

                      LIBERTY FINANCIAL COMPANIES, INC.
                         SUBSIDIARIES OF THE COMPANY

Subsidiary                                                    Immediate Parent
----------                                                    ----------------
The Colonial Group, Inc. ("CGI")*                             The Company
Liberty Newport Holdings, Limited ("LNHL")                    The Company
Liberty Financial Services, Inc. ("LFS")*                     The Company
Independent Holdings, Inc. ("IHI")                            The Company
SteinRoe Services, Inc. ("SSI")*                              The Company
Liberty Real Estate Group, Inc.                               The Company
The PAMCO Group, Inc.                                         The Company
Stein Roe & Farnham Incorporated ("Stein Roe")*               SSI
Keyport Life Insurance Company ("Keyport")*                   SSI
SteinRoe Futures, Inc.                                        Stein Roe
Keyport Financial Services Corp.                              Keyport
Keyport Advisory Services Corp.                               Keyport
Independence Life & Annuity Company*                          Keyport
Colonial Advisory Services, Inc.                              CGI
Colonial Management Associates, Inc. ("CMA")*                 CGI
Colonial Investors Service Center, Inc.*                      CGI
Colonial Investment Services, Inc.*                           CGI
Newport Pacific Management, Inc. ("NPMI")*                    LNHL
Newport Fund Management, Inc.*                                NPMI
Liberty Asset Management Company                              LFS
Liberty Investment Services, Inc. ("LIS")                     LFS
Copley Venture Capital, Inc.                                  LFS
Liberty Financial Advisors, Inc.                              LIS
Liberty Securities Corporation*                               LIS
LSC Insurance Agency of Arizona, Inc.                         LIS
LSC Insurance Agency of Maine, Inc.                           LIS
LSC Insurance Agency of New Mexico, Inc.                      LIS
LSC Insurance Agency of Nevada, Inc.                          LIS
Financial Centre Insurance Agency, Inc.                       LIS
Independent Financial Marketing Group, Inc. ("IFMG")*         IHI
Independent Financial Securities, Inc.                        IFMG
IFS Agencies, Inc.                                            IFMG
IFS Agencies of Alabama, Inc.                                 IFMG
IFS Agencies of New Mexico, Inc.                              IFMG
IFMG of Maine, Inc.                                           IFMG

* Significant Subsidiaries, as defined in SEC Regulation S-X.